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                             MEDICAL DYNAMICS, INC.


               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE


               SPECIAL MEETING OF STOCKHOLDERS ON AUGUST 15, 2000



    The undersigned, having received the Notice of Special Meeting and the proxy statement-prospectus, hereby appoints Van A. Horsley and Daniel L. Richmond, and each of them, attorneys and proxies for the undersigned (with full power of substitution) to attend the above special meeting and all adjournments thereof and to act for and to vote all shares of Medical Dynamics common stock standing in the name of the undersigned at the special meeting to be held on August 15, 2000, at 10:00 a.m., local time, at the offices of Medical Dynamics, 99 Inverness Drive East, Englewood, Colorado 80112. Said proxies are directed to vote on the matter described in the Notice of Special Meeting and proxy statement-prospectus as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.



                    [X] PLEASE MARK VOTES AS IN THIS EXAMPLE



1. Proposal to adopt and approve the Agreement and Plan of Merger and Reorganization, dated December 21, 1999, by and among InfoCure Corporation, CADI Acquisition Corporation, a wholly owned subsidiary of InfoCure, and Medical Dynamics Inc., as amended, pursuant to which CADI will merge with and into Medical Dynamics and Medical Dynamics will survive the merger and continue as a wholly owned subsidiary of InfoCure. Approval of the merger agreement will constitute approval of the merger and the other transactions contemplated by the merger agreement.


                 FOR [ ]        AGAINST [ ]        ABSTAIN [ ]


THIS PROXY WILL BE VOTED, AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED "FOR" THE PROPOSAL LISTED ABOVE.



                                (Continued, and to be signed, on the other side)



(Continued from other side)



PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ON AUGUST 1, 2000. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.


                                                  Dated:                  , 2000
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                                                  Please sign exactly as your
                                                  name or names appear hereon.
                                                  Where more than one owner is
                                                  shown above, each should sign.
                                                  When signing in a fiduciary or
                                                  representative capacity,
                                                  please give full title. If
                                                  this proxy is submitted by a
                                                  corporation, it should be
                                                  executed in the full corporate
                                                  name by a duly authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.